Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-122804 on Form N-1A of our reports each dated February 18, 2010, relating to the financial statements and financial highlights of MML Money Market Fund, MML Managed Bond Fund, MML Blend Fund, MML Equity Fund, MML Inflation-Protected and Income Fund, MML Enhanced Index Core Equity Fund, MML Small Cap Equity Fund, MML Strategic Emerging Markets Fund, and MML China Fund, each a series of the MML Series Investment Fund II, appearing in the Annual Reports on Form N-CSR of the MML Series Investment Fund II for the year ended December 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings,” “Investment Management and Other Services,” and “Experts” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2010